BERENBAUM, WEINSHIENK & EASON, P.C.
                               [LETTERHEAD]

                              August 30, 1999

Board of Directors
Margate Industries, Inc.
129 N. Main Street
Yale, Michigan 48097

RE:  MARGATE INDUSTRIES, INC.
     REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     I have acted as counsel to Margate Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement"). This Registration Statement relates to the registration under the Act of 18,000 shares of the Company's common stock, $.001 par value (the "Common Stock") which may be issued to Lambert, Edwards 7 Associates, Inc., the financial consultant to the Company.

     In rendering this opinion, we have reviewed the Registration
Statement, as well as a copy of the Company's certificate of incorporation and bylaws, each as amended to date. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

     In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock issuable to Lambert, Edwards & Associates, Inc., have been duly and validly authorized and, when issued and sold and by the Registration Statement, will be validly issued, fully paid and nonassessable.

Board of Directors
Margate Industries, Inc.
August 30, 1999
Page 2


     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

     This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns. This opinion is based upon our knowledge of law and facts as of this date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                              Very truly yours,

                              BERENBAUM, WEINSHIENK & EASON, P.C.



                              By:  John B. Wills

JBW/db